         [Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                                    Exhibit 5.1

                                                                         , 2001

MW Holding Corporation
Mead World Headquarters
Courthouse Plaza Northeast
Dayton, Ohio 45463

        Re:  MW Holding Corporation Registration Statement on Form S-4

Ladies and Gentlemen:

   We have acted as special counsel to MW Holding Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") of the Company to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 (the "Act"), which Registration Statement relates to the proposed issuance by the Company of 216,533,450 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of October 5, 2001 (the "Merger Agreement"), by and among the Company, Michael Merger Sub Corporation, William Merger Sub Corporation, The Mead Corporation ("Mead") and Westvaco Corporation ("Westvaco"). The Merger Agreement provides that Michael Merger Sub Corporation will be merged with and into Mead (the "Mead Merger") and William Merger Sub Corporation will be merged with and into Westvaco (the "Westvaco Merger" and, together with the Mead Merger, the "Mergers"). Upon consummation of the Mergers, each of Mead and Westvaco will become a wholly owned subsidiary of the Company. The Registration Statement includes a joint proxy statement and prospectus (the "Joint Proxy Statement/Prospectus") to be furnished to the stockholders of Mead and Westvaco in connection with the approval and adoption of the Merger Agreement and the Mergers.

   This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

   In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation, (i) the Registration Statement (including the Joint Proxy Statement/Prospectus forming a part thereof); (ii) the Certificate of Incorporation of the Company, filed as
Exhibit 3.1 to the Registration Statement; (iii) the form of Amended and Restated Certificate of Incorporation of the Company to be adopted effective upon completion of the Mergers (the "Company Amended Charter"), filed as
Exhibit 3.2 to the Registration Statement; (iv) the Bylaws of the Company, filed as Exhibit 3.3 to the Registration Statement; (v) the form of the Bylaws of the Company to be adopted effective upon completion of the Mergers (the "Company Bylaws"), filed as Exhibit 3.4 to the Registration Statement; (vi) the form of Rights Agreement between the Company and the Rights Agent thereunder, filed as Exhibit 4.1 to the Registration Statement; (vii) the Merger Agreement;
(viii) certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Merger Agreement; and (ix) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

   For purposes of this opinion, we have assumed that prior to the issuance of any of the shares of Common Stock (i) the Registration Statement (including all necessary post-effective amendments) becomes effective; (ii) Mead's stockholders and Westvaco's stockholders approve and adopt the Merger Agreement; (iii) the Company Amended Charter will be properly executed and filed with the Secretary of State of the State of Delaware; (iv) the Board of Directors of the Company will properly adopt the Company Bylaws; (v) the applicable certificates of merger which will give effect to the Mergers will be properly filed with the Secretary of State of the State of Ohio and the Secretary of the State of Delaware, respectively; (vi) the transactions contemplated by the Merger Agreement will be consummated; and (vii) certificates representing the Common Stock will be signed by an authorized officer of the transfer agent and registrar for the respective securities and will be registered by the transfer agent and registrar and such securities will conform to the specimens thereof examined by us.

   Members of our firm are admitted to the Bar of the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware.

   Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, when issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                      2